                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: May 14, 1999

                                  CITIBANK, N.A.

                                  By: /s/ Kenneth S. Cohen
                                     -----------------------------
                                     Name: Kenneth S. Cohen
                                     Title: Vice President and
                                            Assistant Secretary


                                  CITICORP NORTH AMERICA, INC.

                                  By: /s/ Kenneth S. Cohen
                                     -----------------------------
                                     Name: Kenneth S. Cohen
                                     Title: Vice President and
                                            Assistant Secretary


                                  CITICORP

                                  By: /s/ Glenn S. Gray
                                     -----------------------------
                                     Name: Glenn S. Gray
                                     Title: Assistant Secretary


                                  CITIGROUP INC.

                                  By: /s/ Marla Berman Lewitus
                                     -----------------------------
                                     Name: Marla Berman Lewitus
                                     Title: Assistant Secretary